Boxlight Reports First Quarter 2023 Financial Results

•	Revenue was $41.2 million for the quarter, a decrease of 18.6% from the prior year quarter

•	Net loss per basic and diluted common share improved by $0.03 to ($0.04) for the quarter

•	Adjusted EBITDA increased by $2.1 million to $3.3 million for the quarter

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	•	Ended quarter with $11.3 million in Cash, $61.6 million in Working Capital and $49.8 million in Stockholders’ Equity

•	Expect Q2 2023 Revenue of $50 million and Adjusted EBITDA of $4 million

Duluth, GA – Business Wire – May 10, 2023 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight” or the “Company”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the first quarter ended March 31, 2023.

Key Financial Highlights for Q1 2023 as Compared to Q1 2022

•	Revenue decreased by 18.6% to $41.2 million

•	Customer orders decreased by 35.2% to $41.5 million

•	Gross profit margin improved by 1,190 basis points to 36.8%

•	Net loss improved by $1.9 million to ($2.9) million

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	•	Adjusted EBITDA improved by $2.1 million to $3.3 million

•	Net loss per basic and diluted common share improved by $0.03 to ($0.04)

•	Ended the quarter with $11.3 million in Cash, $61.6 million in Working Capital and $49.8 million in Stockholders’ Equity

Key Business Highlights for Q1 2023

•	Received key U.S. customer orders of $4.4 million from Graphics Distribution, $2.2 million from Bluum, $1.6 million from Data Projections, and $1.3 million from Advanced Classroom Technologies.
•	Received key international customer orders of $1.4 million from Bischoff AG (Switzerland) and $1.0 million from IDNS (U.K.).

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Released our CleverHub wireless presentation system, Mimio DS and Clevertouch CM Pro digital signage displays, and MimioWall/CleverWall LED displays. Our entire lineup of interactive and non-interactive displays include our CleverLive content management platform.

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Received 10 Tech & Learning Awards of Excellence for Best of 2022, across multiple products and brands including Mimio Pro4, CleverLive, Robo 3D printers, EOS Education professional development, and Attention! by FrontRow. In addition, our FrontRow product Attention! won The EdTech Cool Tool Award, and our Clevertouch brand won three Best in Show awards at ISE for IMPACT Max, UX Pro 2, and LYNX Whiteboard.

Management Commentary

“Despite a challenging first quarter with softer customer demand across the industry, we gained market share in each of our key territories and generated improved profitability,” commented Michael Pope, Chairman and Chief Executive Officer. “Our increase in Adjusted EBITDA by $2.1 million over Q1 2022 is attributable to our robust gross profit margin of 36.8%, our highest to date, and our commitment to maintaining conservative operating expense levels. We remain confident in our outlook for the remainder of 2023 and expect modest growth for the full year.”

Financial Results for the Three Months Ended March 31, 2023

Total revenues for the three months ended March 31, 2023 were $41.2 million as compared to $50.6 million for the three months ended March 31, 2022, resulting in an 18.6% decrease. The decrease in revenues was primarily due to lower sales volume across all markets and a decrease in foreign exchange rates during the first quarter of 2023 compared to the first three months of 2022.

Cost of revenues for the three months ended March 31, 2023 were $26.0 million as compared to $38.0 million for the three months ended March 31, 2022, resulting in a 31.4% decrease. The decrease in cost of revenues was attributable to the overall decrease in revenues, described above, along with lower manufacturing and shipping costs in the first quarter of 2023 compared to the prior year quarter.

Gross profit for the three months ended March 31, 2023 was $15.1 million as compared to $12.6 million for the three months ended March 31, 2022, an increase of $2.5 million. The gross profit margin was 36.8% for the three months ended March 31, 2023 and 24.9% for the three months ending March 31, 2022. The increase in gross profit is primarily related to the decrease in manufacturing and shipping costs noted above.

Total operating expenses for the three months ended March 31, 2023 were $15.3 million, accounting for 37.2% of revenues, as compared to $16.1 million and 31.8% of revenues for the three months ended March 31, 2022. The decrease can be attributed primarily to a decrease in stock compensation expense.

Other expense, net, for the three months ended March 31, 2023 was $2.7 million as compared to other expense, net, of $1.5 million for the three months ended March 31, 2022, representing an increase of $1.2 million. The increase was primarily due to a gain in the prior year of $0.9 million recognized upon the settlement of certain debt obligations, a $0.2 million change in the fair value of derivative liabilities, and a $0.1 million increase in interest expense.

Net loss was $2.9 million for the three months ended March 31, 2023 and $4.9 million for the three months ended March 31, 2022. The net loss attributable to common shareholders was $3.2 million and $5.2 million for the three months ended March 31, 2023 and 2022, respectively, after deducting the fixed dividends paid to Series B preferred shareholders of $317 thousand in both 2023 and 2022.

Total comprehensive loss was $2.4 million and $6.6 million for the three months ended March 31, 2023 and 2022, respectively, reflecting the effect of foreign currency translation adjustments on consolidation, with the net effect in the quarter of $0.6 million gain for the three months ended March 31, 2023 and $1.8 million loss for the three months ended March 31, 2022.

Basic and diluted EPS for the three months ended March 31, 2023 was ($0.04) compared to ($0.07) for the three months ended March 31, 2022.

EBITDA for the three months ended March 31, 2023 was $1.8 million, as compared to ($0.3) million EBITDA for the three months ended March 31, 2022.

Adjusted EBITDA for the three months ended March 31, 2023 was $3.3 million, as compared to $1.2 million for the three months ended March 31, 2022. Adjustments to EBITDA included stock-based compensation expense, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with prior period acquisitions.

At March 31, 2023, Boxlight had $11.3 million in cash and cash equivalents, $61.6 million in working capital, $44.7 million in inventory, $179.6 million in total assets, $44.4 million in debt, net of debt issuance costs, $49.8 million in stockholders’ equity, 75.1 million common shares issued and outstanding, and 3.1 million preferred shares issued and outstanding.

First Quarter 2023 Financial Results Conference Call

Boxlight Corporation, a Nevada corporation (the “Company”), will hold a conference call to announce its First Quarter 2023 financial results on Wednesday, May 10, 2023 at 4:30 p.m. Eastern Time.

The conference call details are as follows:

Date:	Wednesday, May 10, 2023
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic) 1-973-528-0011 (International)
Participant Access Code:	308551
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/48146

For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, May 24, 2023, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 48146.

Use of Non-GAAP Financial Measures

To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, fair value adjustments to deferred revenue, and non-cash gains and losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

We report our operating results in accordance with U.S. GAAP. We have disclosed in the table below the results on a constant currency basis to facilitate period-to-period comparisons of our results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates we use to translate our operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because we are a global company, the foreign currency exchange rates used for translation may have a significant effect on our reported results. In general, our reported financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which we conduct our business. References to our operating results on a constant-currency basis mean our operating results without the impact of foreign currency exchange rate fluctuations.

We believe disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of our results by increasing the transparency of our underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-U.S. GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with U.S. GAAP. Constant-currency results have no standardized meaning prescribed by U.S. GAAP, are not prepared under any comprehensive set of accounting rules or principles, and should be read in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Discussion of the Effect of Constant Currency on Financial Condition

We calculate constant-currency amounts by translating local currency amounts in the current period at actual foreign exchange rates for the prior year period. Our constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

	Three months ended	Three months ended
	March 31,	March 31,	%
	2023	2022	Decrease
	(Dollars in thousands)
Total revenues
As reported	$41,189	$50,603	(19)%
Impact of foreign currency	2,497	-
Constant-currency	$43,686	$50,603	(14)%

About Boxlight Corporation

Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. The Company aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com, https://www.clevertouch.com and https://www.gofrontrow.com.

Forward Looking Statements

This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, as filed on March 17, 2023.

Boxlight Corporation

Condensed Consolidated Balance Sheets

As of March 31, 2023 and December 31, 2022

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,274	$14,591
Accounts receivable – trade, net of allowances	33,549	31,009
Inventories, net of reserves	44,675	58,211
Prepaid expenses and other current assets	7,383	7,433
Total current assets	96,881	111,244

Property and equipment, net of accumulated depreciation	1,626	1,733
Operating lease right of use asset	3,890	4,350
Intangible assets, net of accumulated amortization	51,228	52,579
Goodwill	25,307	25,092
Other assets	630	397
Total assets	$179,562	$195,395

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$23,170	$36,566
Short-term debt	848	845
Operating lease liabilities, current	1,828	1,898
Deferred revenues, current	8,404	8,308
Derivative liabilities	696	472
Other short-term liabilities	309	386
Total current liabilities	35,255	48,475

Deferred revenues, non-current	15,695	15,603
Long-term debt	43,561	43,778
Deferred tax liabilities, net	4,552	4,680
Operating lease liabilities, non-current	2,229	2,457
Total liabilities	101,292	114,993

Commitments and contingencies
Mezzanine equity:
Preferred Series B, 1,586,620 shares issued and outstanding	16,146	16,146
Preferred Series C, 1,320,850 shares issued and outstanding	12,363	12,363
Total mezzanine equity	28,509	28,509

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 75,078,661 and 74,716,696 Class A shares issued and outstanding, respectively	7	7
Additional paid-in capital	118,153	117,843
Accumulated deficit	(68,043)	(65,043)
Accumulated other comprehensive loss	(356)	(914)
Total stockholders’ equity	49,761	51,893

Total liabilities and stockholders’ equity	$179,562	$195,395

Boxlight Corporation

Condensed Consolidated Statements of Operations and Comprehensive Loss

For the three months ended March 31, 2023 and 2022

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2023	2022
Revenues, net	$41,189	$50,603
Cost of revenues	26,041	37,987
Gross profit	15,148	12,616

Operating expense:
General and administrative	14,731	15,457
Research and development	597	613
Total operating expense	15,328	16,070

Loss from operations	(180)	(3,454)

Other income (expense):
Interest expense, net	(2,447)	(2,317)
Other expense, net	(22)	(15)
Gain on settlement of liabilities, net	—	854
Change in fair value of derivative liabilities	(224)	(10)
Total other expense	(2,693)	(1,488)
Loss before income taxes	$(2,873)	$(4,942)
Income tax (expense) benefit	(51)	86
Net loss	$(2,924)	$(4,856)
Fixed dividends - Series B Preferred	(317)	(317)
Net loss attributable to common stockholders	$(3,241)	$(5,173)

Comprehensive loss:
Net loss	$(2,924)	$(4,856)
Other comprehensive loss:
Foreign currency translation adjustment	558	(1,772)
Total comprehensive loss	$(2,366)	$(6,628)

Net loss per common share – basic and diluted	$(0.04)	$(0.07)

Weighted average number of common shares outstanding – basic and diluted	74,931	65,428

Reconciliation of net loss for the three months March 31, 2023 and 2022 to EBITDA and Adjusted EBITDA

	Three Months Ended	Three Months Ended
	March 31,	March 31,
(in thousands)	2023	2022
Net loss	$(2,924)	$(4,856)
Depreciation and amortization	2,263	2,321
Interest expense	2,447	2,317
Income tax expense (benefit)	51	(86)
EBITDA	$1,837	$(304)
Stock compensation expense	641	1,086
Change in fair value of derivative liabilities	224	9
Purchase accounting impact of fair valuing inventory	143	617
Purchase accounting impact of fair valuing deferred revenue	470	649
Gain on settlement of debt	—	(835)
Adjusted EBITDA	$3,315	$1,222

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com

Investor Relations

Greg Wiggins

+1 360-464-4478

investor.relations@boxlight.com